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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 10, 1999 on CFM Technologies, Inc.'s financial statements as of October 31, 1999 and 1998 and for the three years ended October 31, 1999 included in this Current Report on Form 8-K, into Mattson Technology Inc.'s previously filed Registration Statement Nos. 333-87715, 333-39129, 333-59859, 33-85272, 33-94972, 333-41954 and 333-54010 on
Form S-8.

                                                            Arthur Andersen LLP

Philadelphia, Pennsylvania
January 25, 2001